Exhibit 16.1

February 3, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K of AMDL, Inc. for the event that occurred on January 31, 2003, and are in agreement with the statements contained therein insofar as they relate to our firm.

/s/ Corbin & Wertz

Corbin & Wertz
Irvine, California